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                                                             EXHIBIT 99(a)(5)(F)

[SIRSI LOGO]                                     [DATA RESEARCH ASSOCIATES LOGO]


FOR IMMEDIATE RELEASE

SIRSI CORPORATION                              DATA RESEARCH ASSOCIATES
Contact:    Vicki Smith                        Contact:   Michael Mellinger
Tel. No.:   (256) 704-7000                     Tel. No.:  (800) 325-0888
Email:      vickis@sirsi.com                   Email:     mike@dra.com


           DATA RESEARCH EXTENDS EXPIRATION DATE AND SUPPLEMENTS OFFER

ST. LOUIS, MO AND HUNTSVILLE, AL, AUGUST 21, 2001 - SIRSI HOLDINGS CORP., a privately held company, and DATA RESEARCH ASSOCIATES, INC. (NASDAQ: DRAI) today jointly announced the signing of an amendment to the merger agreement which provides for a subsidiary of SIRSI Holdings Corp. (SIRSI) to purchase all outstanding common stock of Data Research Associates, Inc. (DRA), which, among other things, extends the expiration date of the offer to 12:00 Midnight, New York City time on Tuesday, August 28, 2001.

The amendment also provides that McGuire Acquisition Inc. will not have any obligation to purchase any tendered shares unless, after the purchase of all of the tendered shares, it would beneficially own at least 90% of the outstanding shares of Data Research Associates, Inc.'s common stock; eliminates the limitation on the liability of SIRSI Holdings Corp. and McGuire Acquisition Inc. if McGuire Acquisition Inc. has not received the financing contemplated by an existing binding commitment letter prior to the expiration of the offer and all of the conditions to the offer are satisfied or waived; eliminates DRAI's obligation to provide SIRSI Holdings Corp. with a bridge loan upon consummation of the offer; and eliminates the obligation of McGuire Acquisition Inc. to provide for a subsequent offering period.

As of 5:00 P.M., New York City time on Tuesday, August 21, 2001, approximately 4,406,028 shares of DRA's common stock (or approximately 98% of the outstanding shares) had been tendered and not properly withdrawn. Accordingly, assuming no significant withdrawals, we expect that the 90% minimum condition will be satisfied and we intend to consummate the merger of McGuire Acquisition Inc. into DRA promptly after the expiration date of the offer.

                                  * * * * * * *

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of DRA. A Tender Offer Statement on Schedule TO has been filed by SIRSI Holdings Corp., SIRSI Corporation and McGuire Acquisition Inc. and a Solicitation/Recommendation Statement on Schedule 14D-9 has been filed by DRA with the Securities and Exchange Commission (SEC). You are urged to read the Tender Offer Statement and any other relevant documents to be filed with the SEC. The Tender Offer Statement, the Solicitation/Recommendation Statement on
Schedule 14D-9 and other documents filed with the SEC contain important information that

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PRESS RELEASE
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you should consider before making any decision regarding the tender offer and related transactions. You may obtain a free copy of the Tender Offer Statement and other documents filed with the SEC at the SEC's web site at www.sec.gov. The Tender Offer Statement and other documents to be filed with the SEC by SIRSI will be available free of charge from SIRSI by directing a request to SIRSI Corporation, 101 Washington Street, Huntsville AL 35801-4827. In addition, the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents to be filed with the SEC by DRA may be obtained free of charge from DRA by directing a request to Data Research Associates, Inc., 1276 North Warson Road, P.O. Box 8495, St. Louis, MO 63132-1806.

                                  * * * * * * *

This news release contains forward-looking statements and involves known and unknown risks, uncertainties, and other factors. Actual events, circumstances, effects, and results may be materially different from results, performance or achievements expressed or implied by these forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by SIRSI Holdings Corp., SIRSI Corporation or DRA or any other person that the projected outcomes can or will be achieved, including statements about future business operations. Such forward-looking statements involve risks and uncertainties inherent in business forecasts. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially are included in DRA's periodic reports filed with the SEC.

                                   * * * * * *

EDITORS: FOR INFORMATION ON SIRSI AND DRA, VISIT THEIR RESPECTIVE WEB SITES - www.sirsi.com AND www.dra.com. FOR ADDITIONAL INFORMATION ON THIS RELEASE, VISIT SIRSI'S PRESS EXTRANET AT www.sirsi.com/Press.




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